Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Energy Transfer Equity, L.P. of our report dated March 15, 2005 related to the financial statements of HPL Consolidation LP as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, appearing in the Prospectus, which is part of Amendment No. 4 to Registration Statement (File No. 333-128097) and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Houston, Texas

February 2, 2006